Exhibit 32.1

THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (the “Report”) by The Hallwood Group Incorporated (the “Registrant”), each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 14, 2013	/s/ Anthony J. Gumbiner
Anthony J. Gumbiner
Chief Executive Officer

Dated: August 14, 2013	/s/ Richard Kelley
Richard Kelley
Chief Financial Officer